Exhibit 99.4

BlackRock Advisors, LLC Acquires Certain Assets of BlackRock Kelso Capital Advisors LLC

New York, New York, March 6, 2015 – BlackRock Capital Investment Corporation (formerly BlackRock Kelso Capital Corporation) (NASDAQ: BKCC) (“BKCC” or the “Company,” “we,” “us” or “our”) announced today that BlackRock Advisors, LLC (the “New Advisor”), an indirect, wholly-owned subsidiary of BlackRock, Inc. (“BlackRock”), has consummated a transaction pursuant to which it acquired substantially all of the business of the Company’s previous investment adviser, BlackRock Kelso Capital Advisors LLC (such transaction, the “Transaction”).

Effective as of the closing date of the Transaction, March 6, 2015, James R. Maher and Michael B. Lazar stepped down from their roles with the Company. Mr. Maher, who served as the Company’s Chairman and Chief Executive Officer, will remain on the Board of Directors (the “Board”) and serve as a senior advisor to the New Advisor to assist in the transition of the business. Mr. Lazar, who served as the Chief Operating Officer of the Company and on the Board, has also agreed to serve as an advisor to the New Advisor in transitioning the business, including portfolio responsibility and business operations. Mr. Lazar stepped down from the Board effective today.

Effective as of the closing date, the Board appointed Steven Sterling, Managing Director and head of BlackRock’s Global Capital Markets Group, as Chief Executive Officer and Chairman of the Board.

In connection with the Transaction, the Company has entered into a new investment management agreement with the New Advisor that will allow the New Advisor to serve as investment adviser to the Company effective as of the closing of the Transaction (the “New Agreement”). The New Agreement was approved by the Company’s stockholders at a special meeting held on February 18, 2015.

About BlackRock Capital Investment Corporation

BlackRock Capital Investment Corporation is a business development company that provides debt and equity capital to middle-market companies.

The Company’s investment objective is to generate both current income and capital appreciation through debt and equity investments. The Company invests primarily in middle-market companies in the form of senior and junior secured and unsecured debt securities and loans, each of which may include an equity component, and by making direct preferred, common and other equity investments in such companies.

Forward Looking Statements

This press release, and other statements that BKCC may make, may contain forward-looking statements within the meaning of the Private Securities Litigation Reform Act, with respect to BKCC’s future financial or business performance, strategies or expectations, including, without limitation, the statements made concerning BKCC’s intent to consummate the Transaction. Forward-looking statements are typically identified by words or phrases such as “trend,” “potential,” “opportunity,” “pipeline,” “believe,” “comfortable,” “expect,” “anticipate,” “current,” “intention,” “estimate,” “position,” “assume,” “outlook,” “continue,” “remain,” “maintain,” “sustain,” “seek,” “achieve,” and similar expressions, or future or conditional verbs such as “will,” “would,” “should,” “could,” “may” or similar expressions.

The Company cautions that forward-looking statements are subject to numerous assumptions, risks and uncertainties, which change over time. Forward-looking statements speak only as of the date they are made, and the Company assumes no duty to and does not undertake to update forward-looking statements. Actual results could differ materially from those anticipated in forward-looking statements and future results could differ materially from historical performance.

In addition to factors previously disclosed in the Company’s Securities and Exchange Commission (“SEC”) reports and those identified elsewhere in this press release, the following factors, among others, could cause actual results to differ materially from forward-looking statements or historical performance: (1) our future operating results; (2) our business prospects and the prospects of our portfolio companies; (3) the impact of investments that we expect to make; (4) our contractual arrangements and relationships with third parties; (5) the dependence of our future success on the general economy and its impact on the industries in which we invest; (6) the ability of our portfolio companies to achieve their objectives; (7) our expected financings and investments; (8) the adequacy of our cash resources and working capital, including our ability to obtain continued financing on favorable terms; (9) the timing of cash flows, if any, from the operations of our portfolio companies; (10) the impact of increased competition; (11) the ability of our investment advisor to locate suitable investments for us and to monitor and administer our investments; (12) potential conflicts of interest in the allocation of opportunities between us and other investment funds managed by our investment advisor or its affiliates; (13) the ability of our investment advisor to attract and retain highly talented professionals; (14) fluctuations in foreign currency exchange rates; and (15) the impact of changes to tax legislation and, generally, our tax position.

Available Information

The Company’s filings with the SEC, press releases, earnings releases and other financial information are available on its website at www.BlackRockBKCC.com. The information contained on our website is not a part of this press release.

2